EX-99.906CERT

CERTIFICATION

James F. Laird, Jr., Chief Executive Officer, and Gary R. Young, Chief Financial Officer of Diamond Hill Financial Trends Fund, Inc. (the “Registrant”), each certify to the best of his knowledge that:

1.           The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2009 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.           The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Chief Financial Officer
Diamond Hill Financial Trends Fund, Inc.	Diamond Hill Financial Trends Fund, Inc.

/s/ James F. Laird, Jr.	/s/ Gary R. Young
James F. Laird, Jr.	Gary R. Young
Date: March 8, 2010	Date: March 8, 2010

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Diamond Hill Financial Trends Fund, Inc. and will be retained by Diamond Hill Financial Trends Fund, Inc. and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.